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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


Re:  Registration Statement of Apartment Investment and
     Management Company on Form S-4, dated August 4, 1998

As independent auditors, we hereby consent to the incorporation by reference in, and the attachment to, the above referenced registration statement of our reports dated June 23, 1998 on the audited combined financial statements of Realty One, Inc. and Affiliated Companies, as of September 30, 1997 and for the nine months then ended and as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                             /s/ PLANTE & MORAN, LLP

Plante & Moran, LLP
Cleveland, Ohio
August 4, 1998